UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 6, 2025

GRAPHIC PACKAGING HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-33988	26-0405422
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Riveredge Parkway

Atlanta, Georgia 30328

(Address of principal executive offices)

(770) 240-7200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value per share	GPK	New York Stock Exchange

Securities registered pursuant to Section 12(g) of the Act: None

☐   Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 6, 2025, Mr. Stephen R. Scherger resigned as Executive Vice President and Chief Financial Officer of Graphic Packaging Holding Company (the “Company”). Such resignation will be effective as of November 7, 2025 to allow Mr. Scherger to close out third quarter reporting and ensure a smooth transition.

Effective November 7, 2025, the Company has appointed Mr. Charles D. Lischer as Senior Vice President and Interim Chief Financial Officer. Mr. Lischer, age 56, has served as the Company’s Senior Vice President and Chief Accounting Officer since November 2019. Prior to joining the Company, Mr. Lischer served as the Senior Vice President, Finance and Chief Accounting Officer for Teradata Corporation from March 2015 to September 2019, and prior to that in various finance and accounting positions at The Coca-Cola Company and its affiliated companies from June 2005 to February 2015. Mr. Lischer has no relationship with the Company requiring disclosure under Item 401(d) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (“Regulation S-K”) and is not party to any transaction requiring disclosure pursuant to Item 404(a) of Regulation S-K.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	By:	/s/ Lauren S. Tashma
Lauren S. Tashma
Date: October 9, 2025		Executive Vice President, General Counsel and Secretary